                                 PRICING AGREEMENT

Goldman, Sachs & Co.,
Prudential Securities Incorporated,
ABN AMRO Incorporated,
A.G. Edwards & Sons, Inc.,
Legg Mason Wood Walker, Incorporated,
PaineWebber Incorporated,

     As Representatives of the several
      Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                  June 24, 1998

Ladies and Gentlemen:

     Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 24, 1998 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Prudential Securities Incorporated, ABN AMRO Incorporated, A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated and PaineWebber Incorporated on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares" consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the (a) Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

     The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.











                                    [PAGE ]

     If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                   Very truly yours,

                                   Meridian Industrial Trust, Inc.


                                   By:  /s/ Milton K. Reeder
                                      ------------------------------------
                                      Name: Milton K. Reeder
                                      Title: President

Accepted as of the date hereof:

Goldman, Sachs & Co.
Prudential Securities Incorporated
ABN AMRO Incorporated
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
PaineWebber Incorporated


By: /s/ Andrew Jonas
   --------------------------------
     Goldman, Sachs & Co.

                                  SCHEDULE I

                                                                        MAXIMUM NUMBER
                                                    NUMBER OF FIRM    OF OPTIONAL SHARES
                                                     SHARES TO BE        WHICH MAY BE
                    UNDERWRITER                        PURCHASED           PURCHASED
                    -----------                     --------------    ------------------
Goldman, Sachs & Co.                                    247,928             37,184
Prudential Securities Incorporated                      247,928             37,184
ABN AMRO Incorporated                                   247,000             37,050
A.G. Edwards & Sons, Inc.                               247,000             37,050
Legg Mason Wood Walker, Incorporated                    247,000             37,050
PaineWebber Incorporated                                247,000             37,050
BT Alex. Brown Incorporated                              33,300              4,995
CIBC Oppenheimer Corp.                                   33,300              4,995
Donaldson, Lufkin & Jenrette Securities Corporation      33,300              4,995
EVEREN Securities, Inc.                                  33,300              4,995
McDonald & Company Securities, Inc.                      33,300              4,995
Wheat First Securities, Inc.                             33,300              4,995
Advest, Inc.                                             16,650              2,498
J.C. Bradford & Co.                                      16,650              2,498
Cowen & Company                                          16,650              2,498
Crowell, Weedon & Co.                                    16,650              2,498
Dain Rauscher Wessels                                    16,650              2,498
Fahnestock & Co. Inc..                                   16,650              2,498
J.J.B. Hilliard, W.L. Lyons, Inc.                        16,650              2,498
Interstate/Johnson Lane Corporation                      16,650              2,498
McGinn, Smith & Co., Inc.                                16,650              2,498
Morgan, Keegan & Company, Inc.                           16,650              2,498
NationsBanc Montgomery Securities LLC                    16,650              2,498
Fifth Third/The Ohio Company                             16,650              2,498
Piper Jaffray Inc.                                       16,650              2,498
The Robinson-Humphrey Company, LLC.                      16,650              2,498
Roney Capital Markets                                    16,650              2,498
Sutro & Co. Incorporated                                 16,650              2,498
Trilon International Inc.                                16,650              2,498
Tucker Anthony Incorporated                              16,650              2,498
Wedbush Morgan Securities                                16,650              2,498
                                                      ---------            -------
                      Total                           2,000,000            300,000
                                                      ---------            -------
                                                      ---------            -------

                                 SCHEDULE II

TITLE OF DESIGNATED SHARES:  8.75% Series D Cumulative Redeemable Preferred
                             Stock (liquidation preference $25.00 per share) (par value $.001 per share)

NUMBER OF DESIGNATED SHARES:

     Number of Firm Shares:  2,000,000

     Maximum Number of Optional Shares:  300,000

INITIAL OFFERING PRICE TO PUBLIC:

     $25.00 per Share

PURCHASE PRICE BY UNDERWRITERS:

     $24.2125 per Share

FORM OF DESIGNATED SHARES:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal (same-day) funds

TIME OF DELIVERY:

10.00 a.m. (New York City time), June 30, 1998

CLOSING LOCATION:

Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W. Washington, D.C. 20004

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Goldman, Sachs & Co.

     Prudential Securities Incorporated

     ABN AMRO Incorporated

     A.G. Edwards & Sons, Inc.

     Legg Mason Wood Walker, Incorporated

     PaineWebber Incorporated

OTHER TERMS:



                                           A-2